Exhibit 10.29
STOCK PURCHASE AND REDEMPTION AGREEMENT
     This Stock Purchase and Redemption Agreement (the “Agreement”) is entered into as of September 29, 2006, by and between First Mercury Holdings, Inc., a Delaware corporation (the “Company”), and William S. Weaver, an individual (“Seller”). The Company and the Seller are referred to collectively herein as the “Parties.”
     WHEREAS, Seller owns an aggregate of 329.8 Common Shares of the Company.
     WHEREAS, This Agreement contemplates a transaction under which the Company shall repurchase from the Seller and the Seller shall sell to the Company 100 Common Shares.
     NOW, THEREFORE, in consideration of the premises and the actual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.
     Section 1. Definitions.
     “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.
     “Common Shares” shall mean the common shares, $0.01 par value per share, of the Company.
     “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company or partnership, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).
     “Security Interest” means any lien, encumbrance, mortgage, pledge, or other security interest.
     “Shares” means the Common Shares to be purchased pursuant to the terms of this Agreement.
     Section 2. Basic Transaction.
          (a) Purchase and Sale of Shares. On and subject to the terms and conditions of this Agreement, the Company agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to the Company One Hundred (100) Common Shares of the Company at the Closing free and clear of any Security Interests for the aggregate purchase price (the “Purchase Price”) of $597,500.
          (b) The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Company on September 29, 2006, including the execution and delivery of the documents set forth in Section 2(c) (the “Closing Date”).

          (c) Deliveries at the Closing. At the Closing, the Parties shall execute and deliver, as applicable, the following certificates, agreements, documents and instruments contemporaneously with, and as a condition to the Closing of the transaction contemplated by this Agreement:
               (i) Old Stock Certificate. The Seller shall deliver to the Company the stock certificate representing the Shares, endorsed in blank or accompanied by duly executed assignment documents.
               (ii) Cash Consideration. The Company shall deliver to the Seller the Purchase Price in immediately available funds to the Seller.
               (iii) New Stock Certificate. The Company shall deliver to the Seller a new stock certificate representing One Hundred Eighty-Nine and Eight-Tenths (189.8) Common Shares.
     Section 3. Representations and Warranties of the Seller. Seller represents and warrants to the Company that the statements contained in this Section 3 are correct and complete as of the Closing Date.
          (a) Power and Authority. The Seller is an individual with the requisite competence and authority to execute and deliver this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby.
          (b) Enforceability. This Agreement has been duly executed and delivered by the Seller, and constitutes the legal, valid and binding obligation of the Seller, enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application relating to or affecting creditors’ rights and to general principles of equity.
          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, or other restriction of any government, governmental agency, or court to which the Seller is subject, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject (or result in the imposition of any Security Interest upon any of his assets), or (iii) require the Seller to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) Shares. The Seller holds of record and owns beneficially Three Hundred Twenty-Nine and Eight-Tenths (329.8) Common Shares of the Company, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933, as amended, and state securities laws), Security Interests, options, warrants, purchase rights, commitments, and claims. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require him to sell, transfer, or otherwise dispose of any Common Shares of the Company (other than this Agreement). Upon delivery to the Company of certificates representing the Shares, and upon the Seller’s receipt of the Purchase Price, good and valid title to the Shares will pass to the Company, free and clear of all Security Interests, options, warrants, purchase rights, commitments, and claims.
     Section 4. Survival and Indemnification. The representations, warranties, covenants, and agreements contained herein shall survive indefinitely. In the event of a misrepresentation or breach of representation, warranty or covenant, the Seller agrees to indemnify the Company from and against any Adverse Consequences the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by such misrepresentation or breach.
     Section 5. Miscellaneous.
          (a) Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.
          (b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.
          (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
          (d) Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the internal substantive laws of the State of Delaware applicable to contracts executed and to be wholly-performed within such State.
          (e) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
          (f) Expenses. Except as set forth herein, the Seller and the Company will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

FIRST MERCURY HOLDINGS, INC.

By:	/s/ Richard H. Smith

Name:	Richard H. Smith

Title:	President & CEO

SELLER:

/s/ William S. Weaver

William S. Weaver
[SIGNATURE PAGE TO WEAVER REPURCHASE AGREEMENT]